Exhibit 10.6

                           [CATELLUS GROUP, LLC LOGO]

                               CATELLUS GROUP, LLC
                         REAL ESTATE INVESTMENT SERVICES
                          220 East Boulevard, Suite 200
                               Charlotte, NC 28203
                                 (704) 332-7052

                              AMENDED AND RESTATED
                   BUSINESS AND REAL ESTATE LEASEHOLD INTEREST
                               PURCHASE AGREEMENT

                                  BY AND AMONG

       GRAND DAKOTA MANAGEMENT LLC, A DELAWARE LIMITED LIABILITY COMPANY,
            ASSIGNEE FROM STOW-AWAY SELF-STORAGE LIMITED PARTNERSHIP
                      A NORTH CAROLINA LIMITED PARTNERSHIP
                                     "BUYER"

                                       AND

                      SECURED DIVERSIFIED INVESTMENT, LTD.
                              A NEVADA CORPORATION
                                    "SELLER"

                                  PRESENTED BY:

                          STEPHEN D. BARKER, CCIM, SEC
                               CATELLUS GROUP LLC
                          220 EAST BOULEVARD, SUITE 200
                         CHARLOTTE, NORTH CAROLINA 28203
                                  704-332-7052

                                NOVEMBER 9, 2004



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

                           [CATELLUS GROUP, LLC LOGO]
                               CATELLUS GROUP, LLC
                         REAL ESTATE INVESTMENT SERVICES
                          220 East Boulevard, Suite 200
                               Charlotte, NC 28203
                                 (704) 332-7052

                              AMENDED AND RESTATED
                   BUSINESS AND REAL ESTATE LEASEHOLD INTEREST
                               PURCHASE AGREEMENT


This AMENDED AND RESTATED BUSINESS AND REAL ESTATE LEASEHOLD INTEREST PURCHASE AGREEMENT (the "Agreement") dated November 9, 2004, by and among SECURED DIVERSIFIED INVESTMENT, LTD., a Nevada corporation whose address is 5030 Campus Drive, Newport Beach, California 92660, ( hereinafter "Seller") and GRAND DAKOTA MANAGEMENT LLC, a Delaware limited liability company (hereinafter "Buyer"), and assignee of STOW-AWAY SELF-STORAGE LIMITED PARTNERSHIP, a North Carolina limited partnership (hereinafter "Assignor").

                              PRELIMINARY RECITALS

Assignor and Seller entered into a certain Business and Real Estate Leasehold Interest Purchase Agreement dated July 7, 2004 (the "Original Agreement").
Assignor assigned all of its interests and rights in the Original Agreement to Buyer pursuant to an Assignment Agreement of even date herewith. Buyer and Seller hereby enter into this Agreement for the purpose of amending and restating the Original Agreement for all purposes.

Seller is engaged in a certain hospitality business located at 532 15th Street, Dickinson, North Dakota (the "Business"); and Seller desires to sell to Buyer, and Buyer desire to purchase from Seller, the Business and including all of the personal property, leasehold interest and assets required to own and operate the Business, excluding the right to sell and the business of selling or offering for sale alcoholic beverages ( the "Alcoholic Beverage Business"), upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                    SALE AND PURCHASE OF THE PURCHASED ASSETS

1.1 AGREEMENT TO SELL. At the Closing hereunder (as hereinafter defined) effective as of November 1, 2004 (the "Effective Date"), and on the terms and subject to the conditions hereinafter set forth, Seller hereby sells, conveys, transfers, assigns and delivers to Buyer, free and clear of all Liens (as defined), except as set forth on SCHEDULE 1.2 and Buyer hereby purchases and acquires from Seller, the Business excluding the Alcoholic Beverage Business and all of Seller's right, title and interest in and to (a) the Business as a going concern, (b) the name "The Hospitality Inn" and all goodwill associated therewith, including the right to use this name in the name of the corporation or other entity selected by Buyer to conduct the Business after Closing, and (c) all of the properties, assets and rights of Seller constituting the Business, or used therein, of every kind and description, real, personal, mixed, tangible and intangible, and which are used in or arise out of the conduct of the Business or are considered to be assets of Seller wherever located and whether or not all or any of said property and assets appear on or are reflected upon Seller's books, records or financial statements, which Business, name, goodwill, assets, properties and rights are herein sometimes called the "Purchased Assets" (other than Excluded Assets as defined in SECTION 1.2), which PURCHASED ASSETS include, by way of example and not by way of limitation:

         1.1.1 IMPROVEMENTS AND TANGIBLE PERSONAL PROPERTY. All buildings, structures, leasehold improvements, fixtures, machinery, equipment, vehicles (whether or not registered under motor vehicle registration laws), furniture, furnishings and equipment, goods and other personal property of Seller of every type or kind whether or not listed on
         SCHEDULE 1.1.1. All buildings,  structures,  leasehold improvements and


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         fixtures conveyed herein are sometimes  referred to herein as the "Real
         Estate Improvements." The parties hereto agree that the Real Estate Improvements shall be conveyed to Grand Dakota Partners LLC at Closing by warranty deed. In addition, Seller agrees to provide Grand Dakota Partners LLC with a quit claim deed conveying its interest in the underlying fee interest, if any ;

         1.1.2 INVENTORIES AND SUPPLIES. All inventory of the Business, held for resale and display, and office and operating and other supplies whether or not any of the foregoing is listed on SCHEDULE 1.1.2;

         1.1.3 PREPAID ASSETS. All prepaid assets, items and fees, expenses and costs of the Business; excluding reimbursements for pre-paid insurance premiums relating to periods after the Effective Date listed on
         SCHEDULE 1.1.3;

         1.1.4  CONTRACT  RIGHTS.  All  agreements,   contracts  and  leases  of
         equipment and personal  property of the Business  specified on SCHEDULE
         1.1.4 as being assumed by Buyer;

         1.1.5 PROPRIETARY RIGHTS. Any and all service marks, trademarks, service mark and trademark registrations and applications, trade-names, logos, copyrights, and other licenses thereof, know-how, trade secrets, listings of past and presents customers, potential customers, recorded knowledge, business plans, performance standards, research data, analyses and computer software programs, sales data, sales and advertising materials, scheduling and service methods, sales and service manuals and all other proprietary, confidential and other similar information (in whatever form or medium) relating to the conduct of the Business (collectively, "Proprietary Rights") listed on
         SCHEDULE 1.1.5;

         1.1.6 REAL ESTATE LEASES. All leases to real property, whether as Lessor or Lessee, as set out on SCHEDULE 1.1.6 wherein it is stipulated that such leases are being transferred to Buyer;

         1.1.7 RECORDS. All records, files, documents and papers of Seller related to the conduct of the Business, including but not limited to, correspondence, customer records, customer lists and books of account;

         1.1.8 CLAIMS. All causes of action, claims, rights of recovery and set-off of every kind and character pertaining or relating to the Purchased Assets, including all insurance, warranty and condemnation proceeds received after the Effective Date with respect to damage, destruction or loss of any Purchased Assets arising after the Effective Date;

         1.1.9 NAME AND GOODWILL. The name "The Hospitality Inn" and all combinations and variations thereof, and any other names utilized in the Business together with all goodwill associated therewith and with the Business;

         1.1.10 INTELLECTUAL PROPERTY. All rights under any patent, trademark, service mark, trade mark or copyright, whether registered or unregistered, and any applications therefore and all methods, formulas, data bases, know how, inventions, trade secrets and other intellectual property used in the Business or under development;

         1.1.11   COMPUTER   SOFTWARE.    All   computer   software   (including
         documentation and related object and source codes);

         1.1.12 CHOSES IN ACTION. All rights or choses in action arising out of occurrences before or after the Effective Date, including without limitation, all rights under express or implied warranties relating to the Purchased Assets;

         1.1.13 DOCUMENTATION. All information, files, records, data, plans, contracts and recorded knowledge, including customer and supplier lists, related to the foregoing.

1.2 EXCLUDED ASSETS. All other properties and assets owned or held by Seller shall be retained by Seller and shall not be sold or transferred to Buyer hereunder, including, but not limited to, the following:

         1.2.1 ORGANIZATIONAL RECORDS. Seller's formal corporate records, including its certificate of incorporation, by-laws, corporate seal, minute books, stock books and other records having exclusively to do with the corporate organization of Seller and the Business;

         1.2.2 RIGHTS UNDER THIS AGREEMENT. Seller's rights pursuant to or under this Agreement;

         1.2.3 ACCOUNTS RECEIVABLE. All accounts receivable, notes, bonds or other evidences of indebtedness of any corporation, entity or person held by Seller relating to the Business arising prior to the Effective Date, including any such receivables from officers, stockholders, employees and companies affiliated with Seller;

         1.2.4 CASH AND CASH EQUIVALENTS. Any and all cash and cash equivalent assets of the Business as of the Effective Date, including rights to tax refunds, insurance deposits or premiums and rights to return of premiums;

         1.2.5 PERSONAL ITEMS. The personal items located at the Business;


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         1.2.6  CERTAIN  CONTRACTS.  Rights under those  Contracts,  if any, set forth on SCHEDULE 1.2.6 and designated as not being assumed by Buyer hereunder;

         1.2.7 REAL ESTATE LEASES. Certain leases to real property as set out on
         SCHEDULE 1.2.7 wherein it is stipulated that such leases are not being transferred to Buyer;

         1.2.8 ACCESS TO RECORDS. Buyer shall retain the records of the Business that are included in the Purchased Assets for a period of five (5) years after Closing or, if earlier, until Buyer shall have sold or disposed of the Business, and during such period shall permit Seller to inspect such records during normal business hours upon seven (7) days prior request. Seller shall retain all organizational records of the Business for a period of three (3) year after Closing and shall permit Buyer to inspect such records and make copies and extracts thereof;

         1.2.9 EMPLOYMENT RECORDS. Buyer shall maintain possession of the employee records of the Business for a period of five (5) years and during such period Buyer may, upon seven (7) days prior request, review and make copies of such records during normal business hours;

1.2.10 ACCOUNT PAYABLES. All obligations, trade payable and other indebtedness of Seller arising prior to the Effective Date; and

1.2.11 ALCOHOLIC BEVERAGE BUSINESS. Seller's license to sell and serve alcoholic beverages and the Alcoholic Beverage Business

The Purchased Assets shall be deemed to include property and assets now in existence and those hereafter acquired prior to the Closing (as defined in Section 9.1 hereof) excluding only such items as may be disposed of by Seller strictly in accordance with Section 6.1.1.

                                    ARTICLE 2

                                 PURCHASE PRICE

2.1 CLOSING AMOUNTS. The purchase price to be paid by Buyer to Seller for the Business and the Purchased Assets shall be EIGHT HUNDRED THOUSAND ($800,000.00) DOLLARS, plus the dollar value of Seller's inventory at the lower of cost or current book value subject to the allocations as described in SCHEDULE 2.1, and the Closing Adjustments provided for by SECTION 9.6 hereof ("Purchase Price"). The parties will file Form 8594 with the Internal Revenue Services utilizing such allocations. Buyer and Seller shall not treat the allocation of Purchase Price inconsistently with the allocation under Section 2.1 and in no tax audit, tax examination, tax review or tax litigation will either Buyer or Seller claim or assert that the allocation of the Purchase Price is or should be inconsistent with Section 2.1 or was not separately bargained for at arm's length and in good faith. The Purchase Price is composed of the components set out in Section 2.2.

2.2 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid as follows:

         2.2.1 CASH PORTION. The Purchase Price in the amount of THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($300,000.00) plus the Inventory and Closing Adjustments pursuant to Section 2.2.3 shall be paid in cash or other immediately available funds at Closing.

         2.2.2 PROPERTY PORTION. The Purchase Price in the amount of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) shall be paid by the conveyance from the Buyer (or an affiliate of Buyer) to the Seller of fee simple title to an approximate 1.6 acre parcel as more fully set forth on SCHEDULE 2.2.2(A) attached hereto (the "Dickinson Property"), together with all rights, privileges, and easements appurtenant to such property, including all water and air rights, mineral rights, rights of way, parking areas, roadbeds, alleyways, roadways, easements for vehicular, pedestrian and utility purposes and all other reversions and appurtenances used in connection therewith. The Dickinson Property will be conveyed by special warranty deed free from all liens and encumbrances but subject to the Permitted Exceptions described on
         SCHEDULE 2.2.2(B) attached and by reference made a part hereof.

         2.2.3 INVENTORY PORTION AND CLOSING ADJUSTMENTS. The value of the Inventory of the Business immediately prior to the Effective Date valued at the lesser of its original cost or current net book value and the Closing Adjustments (as defined in Section 9.6 shall be added to the Purchase Price enumerated in Section 2.1 above and paid in cash pursuant to Section 9.2.2; and

2. 3 ASSUMED LIABILITIES. Buyer shall not assume or agree to pay, perform and discharge or in any manner be responsible for any debts, obligations or liabilities of Seller or the Business of any kind or nature whatsoever arising prior to the Effective Date.


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

2.4 ACCOUNTS PAYABLE. As of October 31, 2004, Seller has outstanding certain obligations, trade payable and other indebtedness, including but not limited to, the accounts payable set forth Schedule 2.4 (the "Obligations"). Seller agrees that if Buyer, in its reasonable commercial judgment, pays any part of the Obligations to protect its business opportunity or so that such vendor will continue supplying services and/or products to Buyer, then Seller shall reimburse Buyer for such payment within fifteen (15) days of receipt of written notice from Buyer.

                                    ARTICLE 3

                                  REVIEW RIGHTS

3.1 BUYER'S INSPECTIONS. Until November 12, 2004 (the "Review Period"), Buyer and its authorized contractors, engineers, inspectors, agents, representatives and employees shall be entitled to go upon the Property to make such inspections, examinations, surveys, tests and other studies as may be required by Buyer, including, without limitation: environmental audits and surveys the Purchased Assets; and inspections of the roofs and the structural, mechanical and other components (including, but not limited to, mechanical, heating, cooling, electrical and plumbing systems) of all Improvements leased or occupied by the Business. Buyer shall indemnify and hold Seller harmless from any liability, claims, damages or expenses (including reasonable attorneys' fees) proximately caused by its activities pursuant to the aforesaid permitted entry; provided, however, it is acknowledged that if Buyer or its contractors, agents, representatives or employees, as a result of its or their environmental audit activities, may be required to report certain facts and circumstances to governmental agencies having jurisdiction in respect of such matters, then it is agreed that the aforesaid indemnity shall not extend to or cover liabilities arising out of any such report. Seller agrees that Buyer shall incur no obligations other than as set out in this subparagraph by virtue of exercising any rights herein granted, and no exercise hereof shall diminish or otherwise affect any representations made by Seller in this Agreement, including, without limitation, the representations as to the condition of the structural and mechanical elements of the Improvements hereinafter set out.

         3.1.1 DELIVERIES FOR INSPECTION. Seller has delivered to Buyer, and Buyer acknowledges receipt of, the following:

                  3.1.1.1 REVIEW OF PLANS AND SPECIFICATIONS. Buyer (and its contractors and representatives) with Seller's full cooperation shall be entitled to review and reproduce all of the Plans and Specifications from which any Improvements owned or occupied by the Business were constructed or renovated, including all building permits, curb cuts, utility agreements and other documentation relating to the construction of such Improvements (all plans and specification have been delivered to Buyer as of the date of the opening of escrow);

                  3.1.1.2 GOVERNMENTAL REGULATION AND FILINGS. Reports filed and significant correspondence with any state or federal regulatory agencies during the past five years.

                  3.1.1.3  PERMITS  AND  LICENSES.   All  material  governmental
                           permits and licenses of the Business.

3.2 DELIVERY OF SELLER  MATERIAL  AGREEMENTS.  Seller has delivered to Buyer all
material  agreements,   contracts  or  commitments  relating  to  the  Business,
including:

         3.2.1 Personnel policy manuals and literature relating to all current programs and benefits and relating to programs and benefits to be proposed or implemented in the future;

         3.2.2 All agreements, indentures, or other instruments which contain restrictions with respect to the sale or other transfer of a material portion of the Purchased Assets or properties;

         3.2.3 All agreements, contracts or commitments relating to capital expenditures or the leasing, sale, distribution or purchase of any products or services;

         3.2.4 All licensing agreements, franchise agreements, equipment leases and conditional sales contracts;

         3.2.5 All loan agreements and all documentation relating to loans or advances to, or investments in, any other person, firm, corporation or other entity, and any agreements, contracts or commitments relating to the making of any such loan, advance or investment;

         3.2.6 All guarantees in respect of any indebtedness or any obligation of any other person (other than endorsements of negotiable instruments for collection in the ordinary course of business);

         3.2.7 All management, service, consulting and other similar type contracts;

         3.2.8 All joint venture and partnership agreements relating to the Business;

         3.2.9 All mortgages and deeds of trust relating to the Business to which Seller is a party or which cover property included in the Purchased Assets;


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         3.2.10 All deeds to real  estate  used in the  Business  together  with title reports and title insurance policies relating thereto and copies of all surveys of any such property;

         3.2.11 All agreements, contracts or commitments which involve or create an obligation of the Business of $5,000.00 or more and are not cancelable without penalty or costs within thirty days;

         3.2.12 All agreements, contracts or commitments limiting the freedom of the Business to engage in any line of business or to compete with any other person;

         3.2.13 All agreement, contracts, instruments, judgments or decrees that materially adversely affect the business practices, operations or conditions of the Business or any of the Purchase Assets or that would impair or prevent the consummation of the transactions contemplated by this Agreement;

         3.2.14 All leases of real and personal property relating to the Business to which the Seller is a party either as lessor or lessee;

         3.2.15 A schedule of all insurance policies carried by Seller relating to the Business as to each policy indicating the insurer, the amount of insurance, the items, lives or property thereby insured, the expiration date, the premium and all mortgagees;

         3.2.16 A schedule of all patents, patent applications, service marks, trademarks, trade names, brands and copyrights owned or licensed by Seller relating to the Business;

         3.2.17 All contracts and agreements with or pertaining to the Business and to which any directors, officers or owners of more than 5% of the stock of Seller are parties;

         3.2.18 All documents relating to any other transaction between the Business and any directors, officers or owners of more than 5% of the stock of Seller; and

         3.2.19 All documents pertaining to any receivables of the Business from or payable to any directors, officers or owners of more than 5% of the stock of Seller.

3.3 OTHER DOCUMENTS. Seller has delivered to Buyer, all litigation, administrative proceedings or governmental investigations or inquiries pending or threatened, affecting the Business or any of the Purchased Assets, including but not limited to;

         3.3.1 Information regarding compliance with federal and state environmental protection acts, including copies of all environmental permits necessary for the operation of the Business; information regarding claims under environmental protection laws and all notices of violation with respect thereto, including any claims under and notices of violation with respect to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") and the Resource Conservation and Recovery Act ("RCRA"); if applicable, the CERCLA notification of hazardous substance disposal areas used by Seller and any RCRA or state law notices of underground storage tanks; information regarding OSHA citations and outstanding enforcement actions.

         3.3.2 Information regarding the generation, treatment and disposal of hazardous substances and/or solid wastes; history of all problems with pollution control and environmental contamination and all communications with federal or state environmental agencies with respect thereto.

         3.3.3 All consent decrees, judgments, administrative and other orders or decrees, settlement agreements and other agreements, if any, to which the Business is a party or is bound that requires or prohibits any future actions or activities.

         3.3.4 A schedule of major suppliers and customers, giving the name, address, contact person and annual dollar amounts purchased or sold.

         3.3.6 Backlog and order records.



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                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF SELLER

Seller  hereby   represents   and  warrants  to  Buyer  as  follows,   all  such
representations and warranties as conditioned or qualified by the Schedules attached hereto:

4.1 ORGANIZATION; POWER; GOOD STANDING AND CAPITALIZATION OF SELLER. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has full corporate power and authority to carry on the Business as now conducted and to own and operate the Purchased Assets. Seller has full corporate power and authority to execute and deliver this Agreement and the other agreements contemplated hereby, to perform its obligations hereunder and there under and to consummate the transactions contemplated hereby and thereby. To the best of Seller's 's knowledge and belief, Seller is not required to be qualified or licensed to do business as a foreign corporation in any jurisdiction(s) outside the State of Nevada except as set forth in SCHEDULE 4.1. The Articles of Incorporation and By-laws of Seller furnished to Buyer reflect all amendments thereto and are correct and complete in all material respects and have not been amended or modified in any respect.

4.2 CORPORATE AUTHORIZATION. The execution and delivery of this Agreement and the other agreements contemplated hereby and the performance by Seller of its obligations hereunder and there under have been, or by the Closing Date will be, duly authorized by all necessary corporate action and no other corporate act or proceeding on the part of Seller or its Board of Directors which is necessary to authorize the execution, delivery or performance by Seller of this Agreement or any other agreement contemplated hereby or the consummation of the transactions contemplated hereby or thereby. This Agreement has been duly executed by Seller, and constitutes, and the other agreements contemplated hereby, and the instruments and documents to be delivered by Seller hereunder, also constitute, the legal, valid and binding obligations of each of Seller and is enforceable against the Seller in accordance with their respective terms.

4.3  VALIDITY  OF  CONTEMPLATED  TRANSACTIONS.   The  execution,   delivery  and
performance of this Agreement by the Seller does not and will not violate, conflict with or result in the breach of any term, condition, or provision of, ore require the consent of any other person under, (a) any existing law, ordinance or governmental rule or regulation to which Seller is subject, (b) any judgment, order, writ, injunction, decree, or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Seller, (c) the charter documents of Seller or any securities issued by Seller,
(d) any mortgage, deed of trust, indenture, agreement, contract, lease, plan, authorization or other instrument, document, or understanding, oral or written, relating to the Business to which Seller is a party, by which the Business may have rights or by which the Business or the Purchased Assets may be bound or affected or give any party with rights there under the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of Seller there under. Except as aforesaid, no authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery, or performance of this Agreement by Seller.

4.4 ABSENCE OF UNDISCLOSED LIABILITIES. Seller has no liabilities or obligations with respect to the Business, direct or indirect, matured or unmatured or absolute, contingent or otherwise, except:

         4.4.1 those liabilities or obligations set forth on the most recent financial statements of Seller delivered to and initialed by Buyer's representative and not heretofore paid or discharged;

         4.4.2 liabilities arising in the ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed to Buyer on SCHEDULE 4.4.2;

         4.4.3 those liabilities or obligations incurred, consistently with past business practice, in or as a result of the normal and ordinary course of business since the date of the most recent financial statements of Seller delivered to and initialed by Buyer's representative.

For purposes of this Agreement, the term "liabilities" shall include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

4.5 NO ILLEGAL PAYMENTS. With respect to the Business, Seller has not made or committed to make any bribe, kickback payments or other illegal payments.

4.6 NO CONTRACT MODIFICATION. No party (including Seller) has accelerated, terminated, modified, or canceled any contract, lease, sublease, license, sublicense or other agreement set forth on the Schedules attached hereto.

4.7 TITLE TO PURCHASED ASSETS. Except for the Excluded Assets, the Purchased Assets constitute all of the property and assets which are used in or considered part of the Business as presently conducted and all assets which were used to conduct the Business since the date of the Latest Balance Sheet, other than assets sold or disposed in the ordinary course of business to nonaffiliated third parties. Except as set forth in SCHEDULE 4.7.1, Seller owns good and marketable title, free and clear of all Liens (as defined below) to all of its properties and assets, real, personal and mixed, which would be included in the Purchased Assets if the Closing took place on the date hereof, which Seller purports to own, including without limitation all of the real and personal property and assets shown on the latest Balance Sheet or acquired thereafter and all real, intangible and personal property and assets of Seller included within the Purchased Assets. Seller has the right to convey, and upon consummation of the transactions which are the subject of this Agreement, Buyer will be vested with good and marketable title to the Purchased Assets, free and clear of all liens, mortgages, charges, security interests, pledges, or other encumbrances (collectively, "Liens").

4.8 INVENTORY. The inventories of the Business are in a good and merchantable condition and quality; consists substantially of a quality, quantity and condition useable, leasable and saleable in the ordinary course of business; is valued at reasonable amounts based on costs; and is not subject to any write-down or write-off. Seller is not under any liability or obligation with respect to the return of inventory in the possession of wholesalers, retailers or customers. None such inventory is of a type which is not utilized or readily useable in conducting the Business as of the date hereof.

4.9 NO PATENTS, TRADEMARKS, ETC. The Business has no patents and no registered trademarks or service marks. The Business has not trademark or service mark, trade name and logo. The Seller has no other copyrights, licenses and other similar rights.

4.10 CONTRACTS AND AGREEMENTS. SCHEDULE 4.10 identifies every agreement, license, lease and contract, written or oral, to which Seller is a party that relates to the Business and/or the Purchased Assets (the "Contracts"), and except as disclosed on SCHEDULE 4.10, all of such Contracts may be assigned and transferred to Buyer without the consent, approval, novation or waiver (collectively, "Defined Consents") of any party to such contract (other than Seller) or any other third party or governmental authority or instrumentality. To the best of Seller's knowledge or belief, Seller is not in default, and no event has occurred which with the giving of notice or the passage of time or both would constitute a default, under any Contract made or obligation owed by Seller with respect to its Business or the Purchased Assets which default would adversely affect, either individually or together with such other defaults, the financial condition, assets or properties of Seller and no default and no event has occurred which with the giving of notice or the passage of time or both would constitute a default by any other party to any such Contract or agreement. Seller has furnished to Buyer accurate and complete copies of all of the agreements and Contracts referred to in the first sentence of this SECTION 4.10 and a summary of all oral agreements and contracts so listed.

4.11 LICENSES AND PERMITS. Seller holds all the permits, licenses (including any licenses held by any employees pertaining to the Business), and approvals of governmental authorities and agencies necessary or desirable for the current conduct of the Business and the ownership, use, occupancy, or operation of the Purchased Assets, all of which are identified on SCHEDULE 4.11 ("Permits"). Without limitation of the foregoing, Seller holds all such Permits which relate specifically to, are unique to, or are otherwise required for the Business.
Seller, the Business and the Purchased Assets are in compliance with such Permits and Seller has received no notices to the contrary. Except as disclosed in SCHEDULE 4.12, each of the Permits is freely transferable and will constitute party of the Purchased Assets.

4.12 COMPLIANCE WITH LAWS. Except as set forth in SCHEDULE 4.12, Seller has complied with each, and is not in violation of any, law, ordinance, or governmental or regulatory rule or regulation, whether federal, state, local or foreign, to which the Business or the Purchased Assets are subject ("Regulations"). Seller own, holds, possesses or lawfully uses in the operation of the Business all franchises, licenses, permits, easements, rights, applications, filings, registrations and other authorizations ("Authorizations") which are in any manner necessary for it to conduct its business as now or previously conducted or for the ownership and use of the Purchased Assets or used buy Seller of the Business, free and clear of all liens, charges, restrictions and encumbrances and in compliance with all Regulations. All such Authorizations are listed and described on SCHEDULE 4.12. Seller is not in default, nor has it received any notice of any claim of default, regarding any such Authorization. All such Authorizations are renewable by their terms or in the ordinary course of business without the need to comply with any special qualifications procedures or to pay any amounts other than routine filing fees. None of such Authorizations will be adversely affected by consummation of the transactions contemplated hereby. No director, officer, employee or former director, officer or employee of Seller owns or has any proprietary, financial or other interest (direct or indirect) in any Authorization which Seller owns, possesses or uses in the operation of the Business as now or previously conducted.

4.13 PERSONNEL AGREEMENTS, PLANS AND ARRANGEMENTS. Except as listed in SCHEDULE 4.13, Seller is not a party to or obligated in connection with its Business with respect to any (a) outstanding contracts with current or former employees, agents, consultants, advisers, salesmen, sales representatives, distributors, sales agents or dealers or (b) collective bargaining agreements or contracts with any labor union or other representative of employees or any employee benefits provided for by any such agreement. Seller has furnished Buyer with a true and complete copy of each document listed in SCHEDULE 4.13. Except as listed in SCHEDULE 4.13, no strike, union organizational activity, allegation, charge or complaint of employment discrimination or other similar occurrence has occurred during Seller's past five completed fiscal years, or is pending or threatened against Seller; nor does Seller know any basis for any such allegation, charge, or complaint. Except as listed in SCHEDULE 4.13, Seller has complied with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes. Except as listed on SCHEDULE 4.13 there are no administrative charges or court complaints pending or, to Seller's best knowledge, threatened against the Seller before the U.S. Equal Employment Opportunity Commission or any state or federal court of agency concerning alleged employment discrimination or any other matter relating to the employment of labor. Except as listed in SCHEDULE 4.13, there is no unfair labor practice charge or complaint pending or threatened against Seller before the National Labor Relations Board ("NLRB") or any similar state or local body.

4.14 EMPLOYEE SALARIES. Attached hereto as SCHEDULE 4.14 is a correct and complete list setting forth (i) the names and current salaries of the employees of the Business, regardless of the amount of annual compensation, and (ii) the names and total annual compensation for all independent contractors who render services on a regular basis to the Business whose current annual compensation is $10,000 or more. Except as listed in SCHEDULE 4.14 the Business has no promise to any employee orally or in writing of any bonus or increase in compensation or a general increase or change in any Employee Benefit Plan, whether or not legally binding.

4.15 LITIGATION. Except as described in SCHEDULE 4.15 to the best of Seller's 's knowledge and belief, there is no claim, counter-claim, action, suit, arbitration, other proceeding or governmental investigation pending before any court, arbitrator or governmental ore regulatory official or, to the best knowledge of Seller, threatened against or involving Seller with respect to or affecting the Business or Purchase Assets or relating to the transactions contemplated hereby, before any court, agency, commission, board, bureau or other governmental body or instrumentality. Seller does not know of or have any reasonable grounds to know of any basis for any such claim, action, suit, proceeding or governmental investigation. Neither the Business nor the Purchased Assets is directly subject to or affected by any order, judgment, decree or ruling of any court or governmental agency. Seller has not received any opinion or memorandum or legal advice from legal counsel to the effect that the Business is exposed, from a legal standpoint, to any liability or disadvantage which may be material to Seller, the Business or the Purchased Assets.

4.16 TAXES. Except as listed on SCHEDULE 4.16 all taxes due and payable by the Seller with respect to the Business or Purchased Assets have been paid in full. Seller has timely paid all taxes and filed all federal, state, county, local and foreign tax returns (including without limitation all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school, water and sewer, and other tax or similar governmental charge) which it is required to have paid and filed the returns with respect thereto, and such returns are complete and correct. Any deficiencies proposed as a result of any federal state or local audits have been paid or settled, and there are no present disputes as to taxes payable by Seller. There are no unexpired waivers by Seller of any statute of limitations with respect to any taxes, and Seller is not a party to any action or proceedings by any governmental authority for the collection or assessment of taxes.

4.17 NO LEGAL OBSTRUCTION. All consents and approvals by governmental agencies that are required for the consummation of transactions contemplated hereby or the other agreements contemplated hereby or by third parties that are required in order to prevent a breach of, or a default under, or a termination or modification of, any instrument, contract, lease or other agreement to which the Purchased Assets are subject, and releases of all Liens, charges and other restrictions on the Purchased Assets, have been obtained on terms and conditions no less favorable to Buyer than they are to Seller.

4.18 INSURANCE POLICIES. Attached hereto as SCHEDULE 4.18 are copies of all insurance policies which include policy numbers, names and addresses of insurers and expiration dates, of all insurance policies owned by Seller with respect to the Business or the Purchased Assets. Such policies are in full force and effect, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default there under. Seller has not received any notice of (i) cancellation or intent to cancel or, (ii) increase or intent to increase premiums, with respect to such insurance policies. Seller has not been refused any insurance, nor has its coverage been limited, by any insurance carrier during the past five years. SCHEDULE 4.18 also contains a true and complete description of all bonds and other surety arrangements issued or entered into in connection with the business, assets and liabilities of Seller, if any.

4.19 INTEREST OF SELLER IN CUSTOMERS;  AFFILIATED,  ETC.  Except as set forth in
SCHEDULE 4.19, neither the Seller nor any of its affiliates has any direct or indirect interest in any competitor, supplier or customer of the Business or in any person from whom or to whom the Seller leases any real or personal property or in any other person with whom the Seller has any business relationship. An affiliate means any person or entity controlling, controlled by or under common contract with Seller.

4.20 ENVIRONMENTAL REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION. Seller hereby represents and warrants to Buyer, their heirs, successors and assigns that:

         4.20.1 To the best of its knowledge, there are no violations regarding the Purchased Assets of any federal, state or local statute, law, ordinance, code, or regulation that creates standards of conduct or imposes liability concerning petroleum products, flammables, explosives, radioactive materials, and any other hazardous, toxic, explosive, or other dangerous wastes, substances or materials ("Hazardous Materials"); and

         4.20.2 During the period of Seller's ownership of the Purchased Assets (up to and including the Effective Date) there has been no litigation brought or threatened against Seller nor any settlements reached by or with any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials in, from, or under the premises on which the Purchased Assets is located.

4.21 SURVIVAL. All representation and warranties made Seller in this Agreement or any certificate, schedule, statement, document or instrument furnished or to be furnished to Buyer pursuant hereto, or in connection with the negotiation, execution or performance of this Agreement shall survive the Closing for a period of three (3) years. Notwithstanding any investigation, audit or review conducted before or after Closing, Buyer shall be entitled to rely upon the representations and warranties set forth herein and therein.

4.22  DISCLOSURE.  To the best of Seller's  knowledge  and belief,  neither this
ARTICLE 4 nor any writing delivered by Seller to Buyer in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein and therein, in light of the circumstances in which they were made, not misleading. There is no material fact which has not been disclosed to Buyer which materially adversely affects or could reasonably be anticipated to materially adversely affect the Business or the Purchased Assets or Seller's ability to consummate the transactions contemplated hereby.

4.23 CONDITIONS AFFECTING SELLER. There is no fact, development or threatened development with respect to the markets, products, services, clients, customers, facilities, computer software data bases, personnel, vendors, suppliers, operations, assets, or prospects of the Business which are known to Seller which would materially adversely affect the business, operations or prospects of the Business considered as a whole, other than such conditions as may affect the economy generally. Seller has used its best efforts to keep available for Buyer the services of the employees, agent, customers and suppliers of Seller who are active in the conduct of the Business. Seller does not have any reason to believe that any loss of any employee, agent, customer or supplier or other advantageous arrangement will result because of the consummation of the transactions contemplated by this Agreement.

4.24 CONDITION OF TANGIBLE ASSETS. All buildings, structures, facilities, equipment and other material items of tangible property and assets which could be included in the Purchased Assets if the Closing took place on the date hereof are in good operating condition and repair, subject to normal wear and tear, are useable in the regular and ordinary course of business and conform to all applicable laws, ordinances, codes, rules and regulations and Authorizations relating to their construction, use and operation and none of the said tangible assets require any repair or replacement except for maintenance in the ordinary course of Seller's operations. No person other than Seller has any ownership interest in any of the Seller's tangible assets unless disclosed on SCHEDULE
4.24 attached to this Agreement.

4.25 LEASES. All leases of real and personal property leased by the Seller and utilized in the Business, including all such leases with related parties or affiliates are listed on SCHEDULE 4.25, which Schedule lists the name and address of each landlord or sub landlord, and as to each lease or sublease, itemizes the description and square footage of the leased space, the commencement and expiration date or each lease term, all renewal options, the rent rates (including base rent and all additional rents [and how such additional rents are computed or derived]) for the initial and all renewal terms of lease, the security deposit made by Seller, whether Seller may assign each such lease to Buyer, and whether Seller must obtain the consent of its lessor or any other person to the assignment of the lease to Buyer. Within sixty (60)) days of the date Seller has received a fully executed copy of this Agreement, Seller shall deliver to Buyer accurate and complete copies of all such leases and subleases. As to each such lease:


                  (i) Seller enjoys peaceful and undisturbed possession under each such of the leases, and each such Lease is, and at Closing shall be, in full force and effect and has not been assigned, modified, supplemented or amended, and neither Seller nor the landlord or sub landlord from whom Seller leases such premises is in default, and no state of facts or circumstance exists which, with the giving of notice or passage of time, or both, would permit such landlord or sub landlord to terminate the lease or claim the right to invoke any remedy available under the lease or at law upon the occurrence of default by Seller;

                  (ii) The real property which Seller possesses under such leases is in good condition and repair with adequate plumbing, heating and air conditioning and with access to public roads and adequate public utility service as required for the conduct of the Business;

                  (iii) At Closing, Seller shall assign to Buyer all right, title and interest of Seller in and to all Leases and shall deliver to Buyer original copies of all consents required for such assignments;

                  (iv) Seller has received no oral or written notice, an has not reason to believe, that any governmental body having the power of eminent domain over any premises leased by Seller has commenced or intends to exercise its power of eminent domain; and, if any leasehold to be assigned or transferred hereunder is hereafter taken by eminent domain, or is threatened to be taken or notice of any such taking is given, prior to Closing, then Buyer may elect to terminate this Agreement; provided if Buyer does not terminate, then (a) Buyer shall have the sole right, in the name of Seller, to negotiate for, claim, contest and receive all damages on account thereof, (b) Seller shall be relieved of its obligation to transfer the leasehold to Buyer, (c) at Closing, Seller shall assign to Buyer all of Seller's rights to damages payable for such taking or injury to such premises and shall pay to Buyer all damages theretofore paid to Seller by reason thereof, and (d) following Closing, Seller shall give Buyer such further assurances of such rights and assignments as Buyer may from time to time reasonable request;

                  (v) All premises leased by Seller and used in the Business comply with the Regulations of all governmental bodies having jurisdiction thereof; and Seller has received no notices , oral or written, from any governmental body, and has no reason to believe, that any leased premises or the uses conducted thereon or therein, violate any Regulations having jurisdiction there over;

                  (vi) Between the date hereof and Closing, Seller shall not encumber or transfer or suffer the transfer of any of its leased premises and shall not do or permit any act which diminishes the title to or value of any such leased premises


4.26 REPORTS AND RECORDS. Seller has not ordered, not is it in possession of, analyses (within the last two years) of the Business or its industry prepared by investment bankers, engineers, management consultants or others, including marketing studies, credit reports and financial and other types of reports. Seller does not have projections, budgets or business plans of the Business for the past three years and for any future periods.

4.27 ABSENCE OF CERTAIN DEVELOPMENTS. Since December 31, 2003, Seller has conducted the Business only in the ordinary course of business consistent with past custom and practice, and has incurred no liabilities other than in the ordinary course of business consistent with past custom and practice. Without limitation of the foregoing, since December 31, 2003 Seller has not:


                  (i) sold, assigned or transferred any of the Purchased Assets, or mortgaged, pledged or subjected them to any Lien, charge or other restriction, except for Liens for current property taxes not yet due and payable;

                  (ii) made or granted any bonus or any wage or salary increase to any employee or made any other change in employment terms for any employee, except as set forth on SCHEDULE 4.27;

                  (iii) made or granted any increase in or amended or terminated, any existing plan, program, policy or arrangement, including without limitation, any Employee Benefit Plan (as defined) or arrangement or adopted any new Employee Benefit Plan or arrangement, or entered into any new collective bargaining agreement or multiemployer plan, except as set forth on SCHEDULE 4.27;

                  (iv) conducted its cash management customs and practices (including the timing of collection of receivables and payment of payable and other current liabilities) and maintained its books and records other than in the usual and ordinary course of business consistent with past customs and practice;

                  (v) made any loans or advances to, or guarantees for the benefit of, or entered into any transaction with any employee, officer or director of Seller;

                  (vi) suffered any extraordinary loss, damage, destruction or casualty loss to the Purchased Assets or the Business or waived any rights of material value, whether or not covered by insurance and whether or not in the ordinary course of business;

                  (vii) received notification that any customer will stop or decrease in any material respect the rate of business done with the Business except as disclosed on SCHEDULE 4.27;

                  (viii) declared, set aside or paid any dividend or distribution of cash or other property to any stockholder or purchased, redeemed or otherwise acquired any shares of its capital stock, or made any other payments to any stockholder;

                  (ix) entered into any other material transaction, other than in the ordinary course of business consistent with past custom and practice; or

                  (x) has committed to do any of the foregoing.

4.28 NO OTHER WARRANTIES. Except the specific representations made in this Agreement, Buyer acknowledges and agrees that Seller has not made, does not make and specifically negates and disclaims any representations or warranties whatsoever whether express or implied, oral or written, past, present or future, with respect to (i) the value, nature, quality or condition of the Purchased Assets, (ii) the income or losses to be generated by the Purchased Assets, (iii) the suitability of the Purchased Assets for any or all activities that the Buyer desires to conduct, (iv) the compliance of the Purchased Assets with any laws, rules, ordinances or regulations of any governmental authority or body, (v) the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Purchased Assets, (vi) the manner or quality of construction of any improvements included in the Purchased Assets, and (vii) the manner, quality, state of repair or lack of repair of the Purchased Assets. Buyer has been given an opportunity to inspect, and has inspected the Purchased Assets. Buyer is relying on its own investigation of the Purchased Assets and not on any information provided by Seller other than this Agreement and the Schedules and Exhibits hereto. Buyer further acknowledges that any information provided by Seller to Buyer regarding the Purchased Assets other than this Agreement has been obtained from a variety of sources and the Seller has not made an independent investigation as to the accuracy or completeness of the information.

                                    ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows, all such representations and warranties as conditioned or qualified by the Schedules attached hereto:

5.1 ORGANIZATION; POWER; GOOD STANDING AND CAPITALIZATION OF SELLER. Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power and authority to carry on the Business as now conducted and to own and operate the Purchased Assets. Buyer has full power and authority to execute and deliver this Agreement and the other agreements contemplated hereby, to perform its obligations hereunder and there under and to consummate the transactions contemplated hereby and thereby. Buyer is authorized to do business in North Dakota and to acquire title to the Purchased Assets.

5.2 AUTHORIZATION. The execution and delivery of this Agreement and the other agreements contemplated hereby and the performance by Buyer of its obligations hereunder and there under have been duly authorized by necessary partnership action, to the extent (if any) that is required, and no other act or proceeding on the part of Buyer is necessary to authorize the execution, delivery or performance by Buyer to this Agreement or any other agreement contemplated hereby or the consummation of the transactions contemplated hereby or thereby. This Agreement has been duly executed by Buyer and constitutes, and the other agreements contemplated hereby, the legal, valid and binding obligations of and enforceable against Buyer in accordance with their respective terms.

5.3 NO BREACH. The execution, delivery and performance by Buyer of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby do not (i) violate, conflict with, result in any breach of, constitute a default under, result in the termination or acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any contract, agreement, indenture, loan agreement, lease, sublease, license, sublicense, franchise, permit, indenture, obligation or instrument to which Buyer is a party or by which Buyer is bound or affected (ii) other than as provided in this Agreement, require any authorization, consent, approval, exemption or other person or entity under, the provisions of any law, statute, rule, regulation, judgment, order or decree or any contract, agreement, lease, sublease, license, franchise, permit, indenture, obligation or instrument to which Buyer is subject, bound or affected or (iii) violate or require any consent or notice under law, statute, regulation, rule, judgment, decree, order, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which Buyer is subject, bound or affected.

5.4 ABSENCE OF UNDISCLOSED LIABILITIES. Buyer has no liabilities or obligations with respect to the Dickinson Property, direct or indirect, matured or unmatured or absolute, contingent or otherwise, except:

         5.4.1 those liabilities or obligations set forth on the most recent financial statements of Buyer delivered to and initialed by Seller's representative and not heretofore paid or discharged;

         5.4.2 liabilities arising in the ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed to Seller on SCHEDULE 5.4.2;

         5.4.3 those liabilities or obligations incurred, consistently with past business practice, in or as a result of the normal and ordinary course of business since the date of the most recent financial statements of Buyer delivered to and initialed by Seller's representative.

For purposes of this Agreement, the term "liabilities" shall include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

5.5 TITLE TO DICKINSON PROPERTY. Seller owns good and marketable title to the Dickinson Property, free and clear of all Liens. Seller has the right to convey, and upon consummation of the transactions which are the subject of this Agreement, Buyer will be vested with good and marketable title to the Dickinson Property, free and clear of all Liens.

5.6      INTENTIONALLY OMITTED.

5.7 NO ILLEGAL PAYMENTS. With respect to the Dickinson Property, Buyer has not made or committed to make any bribe, kickback payments or other illegal payments.

5.8 NO CONTRACT MODIFICATION. No party (including Buyer) has accelerated, terminated, modified, or canceled any contract, lease, sublease, license, sublicense or other agreement set forth on the Schedules attached hereto.

5.9 TAXES. Except as listed on SCHEDULE 5.9 all taxes due and payable by the Buyer with respect to the Dickinson Property have been paid in full. Buyer has timely paid all taxes and filed all federal, state, county, local and foreign tax returns (including without limitation all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school, water and sewer, and other tax or similar governmental charge) which it is required to have paid and filed the returns with respect thereto, and such returns are complete and correct. Any deficiencies proposed as a result of any federal state or local audits have been paid or settled, and there are no present disputes as to taxes payable by Buyer. There are no unexpired waivers by Buyer of any statute of limitations with respect to any taxes, and Buyer is not a party to any action or proceedings by any governmental authority for the collection or assessment of taxes.

5.10 NO LEGAL OBSTRUCTION. All consents and approvals by governmental agencies that are required for the consummation of transactions contemplated hereby or the other agreements contemplated hereby or by third parties that are required in order to prevent a breach of, or a default under, or a termination or modification of, any instrument, contract, lease or other agreement to which the Dickinson Property subject, and releases of all Liens, charges and other restrictions on the Dickinson Property, have been obtained on terms and conditions no less favorable to Seller than they are to Buyer.

5.11 ENVIRONMENTAL REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION. Buyer hereby represents and warrants to Seller, their heirs, successors and assigns that during the period of Buyer's ownership of the Dickinson Property (up to and including the Closing Date) there has been no litigation brought or threatened against Buyer nor any settlements reached by or with any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials in, from, or under the Dickinson Property.

5.12 BROKER'S FEES. No agent, broker, investment banker, or other person or firm acting on behalf of Buyer or under its authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from Buyer in connection with the transactions contemplated by this Agreement. If applicable, Seller agrees to pay any and all fees or commissions regarding the sale of its property to duly authorized brokerage agents.

5.13 LITIGATION. There are no legal, administrative, arbitration or other proceedings or governmental investigations pending or threatened against Buyer or the Dickinson Property that would give any third party the right to enjoin the transactions contemplated by this Agreement.

5.14 SURVIVAL. All representation and warranties made by Buyer in this Agreement or any certificate, schedule, statement, document or instrument furnished or to be furnished to Seller pursuant hereto or in connection with the negotiation, execution or performance of this Agreement shall survive the Closing for a period of three (3) years. Notwithstanding any investigation, audit or review conducted before or after Closing, Seller shall be entitled to rely upon the representations and warranties set forth herein and therein.

5.15 NO WARRANTIES. Except the specific representations made in this Agreement, Seller acknowledges and agrees that Buyer has not made, does not make and specifically negates and disclaims any representations or warranties whatsoever whether express or implied, oral or written, past, present or future, with respect to (i) the value, nature, quality or condition of the Dickinson Property, (ii) the income or losses to be generated by the Dickinson Property,
(iii) the suitability of the Dickinson Property for any or all activities that the Seller desires to conduct, (iv) the compliance of the Dickinson Property with any laws, rules, ordinances or regulations of any governmental authority or body, and (v) the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Dickinson Property. Seller has been given an opportunity to inspect, and has inspected the Purchased Assets. Buyer is relying on its own investigation of the Dickinson Property and not on any information provided by Buyer other than this Agreement and the Schedules and Exhibits hereto. Seller further acknowledges that any information provided by Buyer to Seller regarding the Dickinson Property other than this Agreement has been obtained from a variety of sources and Buyer has not made an independent investigation as to the accuracy or completeness of the information.


                                    ARTICLE 6

                           AGREEMENTS PENDING CLOSING

6.1 AGREEMENTS OF SELLER PENDING CLOSING. Seller covenants and agrees with Buyer that, pending the Closing and except as otherwise agreed to in writing by Buyer:

         6.1.1 BUSINESS IN THE ORDINARY COURSE. Seller shall use commercially reasonable efforts to operate the Business in the ordinary course consistent in all material respects with past practices; use reasonable commercial efforts to preserve the Business' present operations, organization and goodwill and to preserve Seller's present relationships with customers, suppliers and other persons having business dealings with the Business; and to the extent practicable, keep available the services of Seller's present employees relating to the Business; use its best efforts to conduct the Business in such a manner that on the Closing Date, the representations and warranties of Seller contained in this Agreement shall be true, except as otherwise contemplated in Article 6, as though such representations and warranties were made on such date. Seller will cooperate with Buyer and use its best efforts to cause all of the conditions to the obligations of Seller under this Agreement to be satisfied on or prior to the Closing Date.

         6.1.2 MAINTAIN THE PURCHASED ASSETS. Seller shall use and operate the Purchased Assets in a reasonable manner and maintain all of the tangible Purchased Assets in substantially their current condition, ordinary wear and tear excepted;

         6.1.3 UPDATE SCHEDULES. Seller shall promptly disclose to Buyer any information contained in its representations and warranties or the Schedules which, because of an event occurring after the date hereof, is incomplete or no longer correct as of all times after the date hereof until the Closing Date; provided none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of Seller or the schedules hereto for the purposes of
         Article VII hereof, unless Buyer shall have consented thereto in writing.

         6.1.4 SALE OR ENCUMBRANCE OF ASSETS; NEGOTIATIONS. Seller shall not directly or indirectly sell, lease, pledge or otherwise dispose of any of the Purchased Assets, except for dispositions of Inventory in the ordinary course of Business consistent with past practice or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing. Seller shall not provide any confidential information concerning the Business or its properties or assets to any third party other than in the ordinary course of business.

         6.1.5 ACCESS. Seller shall give to Buyer's employees, counsel, accountants and other representatives and agents free and full access to and the right to inspect during normal business hours the Purchased Assets and the records, contracts and other documents relating thereto or identified in the schedules delivered hereunder or referred to in documents delivered with or pursuant to such schedules, and Seller shall permit them to consult with the officers, employees, accountants, counsel, representatives and agents of Seller for the purpose of making such investigations and reviews of the Business and/or the Purchased Assets (including the Seller's Financial Statements delivered or to be delivered to Buyer) provided such investigation and review shall not unreasonable interfere with Seller's business operations. Further, Seller shall furnish to Buyer all such documents and copies of documents and records and information with respect to the Purchased Assets and the Business and its conduct by Seller (and working papers with respect thereto) as Buyer shall from time to time reasonably request and shall permit Buyer and its agents to make physical inventories and inspections of the Purchased Assets as Buyer may request from time to time.

         6.1.6    TAX RETURNS AND PAYMENTS.

                  (i) All tax returns, estimates, and reports required to be filed by Seller prior to the Closing Date or relating to periods prior to the Closing Date will be timely filed by Seller when due with the appropriate governmental agencies; and

                  (ii) All Federal, state and local taxes, including but not limited to, pro rated ad valorem, withholding and unemployment taxes, pertaining to ownership of the Purchased Assets or operation of the Business prior to the Closing Date will be paid by Seller when due and payable.

         6.1.8 CONVEYANCE FREE AND CLEAR OF LIENS. At or prior to the Closing, Seller shall obtain the release of all liens and encumbrances disclosed in the Schedules hereto and any other liens or encumbrances on the Purchased Assets and shall duly file releases of all such liens in each governmental agency or office in which any such lien or evidence thereof shall have been previously filed, and Seller shall transfer and convey, been previously filed, and Seller shall transfer and convey, or cause to be transferred and conveyed, to Buyer at Closing good and marketable title to all of the Purchased Assets free and clear of all liens and encumbrances with the exception of that certain land lease noted herein.

         6.1.9 PRESS RELEASE. Except as required by applicable law, Seller shall not give notice to third parties or otherwise make any public statement or releases concerning this Agreement or the transactions contemplated hereby except for such written information as shall have been approved in writing as to form and content by Buyer, which approval shall not be unreasonably withheld.

         6.1.10 EMPLOYEES AND BUSINESS RELATIONS. Seller shall use its best efforts to keep available the present employees and agents of the Business and to maintain the relations and goodwill with the suppliers, customers, distributors and any others having business relations with the Business.

         6.1.11 MAINTENANCE OF INSURANCE. Seller shall notify Buyer of any changes in the terms of the insurance policies and binders referred to on SCHEDULE 4.18.

         6.1.12 MAINTENANCE OF FRANCHISES, ETC. Seller shall use its best efforts to maintain in full force and affect all Franchises currently in effect used in the conduct of the business of the Business.

         6.1.13 COMPLIANCE WITH LAWS, ETC. Seller shall comply with all laws, ordinances, rules, regulations and orders applicable to the Business or Seller's operations, assets or properties in respect thereof, the noncompliance with which might materially affect the Business or the Assets.

         6.1.14 UPDATE SCHEDULES. Seller shall promptly disclose to Buyer any information contained in its representations and warranties or the Schedules which, because of an event occurring after the date hereof, is incomplete or is no longer correct as of all times after the date hereof until the Closing Date; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of Seller or the schedules hereto for the purposes of Article 4 hereof, unless Buyer shall have consented thereto in writing.

6.2 AGREEMENTS OF BUYER PENDING THE CLOSING. Buyer covenants and agrees with Seller that, pending the Closing and except as otherwise agreed to in writing by
Seller:

         6.2.1 CONDUCT OF BUSINESS. Buyer shall use its best efforts to conduct its business in such a manner that on the Closing Date the representations and warranties of Buyer contained in this Agreement shall be true, except as specifically contemplated by this Article 6, as though such representations and warranties were made on and as of such date. Furthermore, Buyer shall cooperate with Seller and use its best efforts to cause all of the conditions to the obligations of Buyer and Seller under this Agreement to be satisfied on or prior to the Closing Date.

         6.2.2 SALE OR ENCUMBRANCE OF ASSETS; NEGOTIATIONS. Buyer shall not, directly or indirectly, sell or encumber all or any part of the Dickinson Property, other than in the ordinary course of business consistent with past practice or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing. Buyer shall not provide any confidential information concerning Buyer or the Dickinson Property to any third party other than in the ordinary course of business.

         6.2.3 CONFIDENTIALITY. Unless and until the Closing has been consummated, Buyer will hold, and shall cause their counsel and independent public accountants, appraisers and other representatives to hold in confidence any confidential data or information made available to Buyer in connection with this Agreement with respect to the Business using the same standard of care to protect such confidential data and information as is used to protect Buyer's confidential information. If the transactions contemplated by this Agreement are not consummated, Buyer agrees that it shall return to Seller all written materials and all copies thereof that were supplied to Buyer by Seller and that contain such confidential data or information.

         6.2.5 PRESS RELEASE. Except as required by applicable law, Buyer shall not give notice to third parties or otherwise make any public statement or releases concerning this Agreement or the transactions contemplated hereby except for such written information as shall have been approved in writing as to form and content by Seller, which approval shall not be unreasonably withheld.

         6.2.6 CONVEYANCE FREE AND CLEAR OF LIENS. At or prior to the Closing, Buyer shall obtain the release of all liens and encumbrances disclosed in the Schedules hereto and any other liens or encumbrances on the Dickinson Property and shall duly file releases of all such liens in each governmental agency or office in which any such lien or evidence thereof shall have been previously filed, and Buyer shall transfer and convey, or cause to be transferred and conveyed, to Seller at Closing good and marketable title to all of the Dickinson Property free and clear of all liens and encumbrances.

         6.2.7    INTENTIONALLY OMITTED.

         6.2.8 COMPLIANCE WITH LAWS, ETC. Buyer shall comply with all laws, ordinances, rules, regulations and orders applicable to its business or operations, assets or properties in respect thereof, the noncompliance with which might materially affect Buyer or the Dickinson Property.

         6.2.9 UPDATE SCHEDULES. Buyer shall promptly disclose to Seller any information contained in its representations and warranties or the Schedules which, because of an event occurring after the date hereof, is incomplete or is no longer correct as of all times after the date hereof until the Closing Date; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of Buyer or the schedules hereto for the purposes of Article 6 hereof, unless Seller shall have consented thereto in writing.

                                    ARTICLE 7

            CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER TO CLOSE

All of Buyer's obligations under this Agreement are subject to the satisfaction and fulfillment on or prior to the Closing Date, of each of the following conditions precedent unless waived by Buyer in writing:

7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in this Agreement or in any other Document shall be true and correct in all material respects on the date hereof and at the Closing Date with same effect as though made at such time.

7.2 COMPLIANCE WITH THIS AGREEMENT. Seller shall have performed or complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

7.3      INTENTIONALLY OMITTED.

7.4 OPINIONS OF COUNSEL FOR SELLER. Seller shall have delivered to Buyer a written opinion of its legal counsel, dated the Closing Date, in the form of EXHIBIT A hereto with only such changes as shall be in form and substance reasonably satisfactory to Buyer and its counsel.

7.5 NO THREATENED OR PENDING LITIGATION. On the Closing Date, no suit, action or other proceeding, or injunction or final judgment relating thereof, shall be threatened or pending before any court or governmental or regulatory official, body or authority in which relief is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

7.6 CONSENTS AND APPROVALS. The holders of debt of the Seller, the lessors and lessees of any real or personal property or assets leased by Seller, the parties (other than Seller) to any contract, commitment, or agreement, to which Seller is a party or subject, any governmental or regulatory official, body or authority or any other person that owns or has authority to grant any Franchise and any governmental, judicial or regulatory official, body or authority having jurisdiction over, Seller or Buyer to the extent that their consent or approval is required or necessary under the pertinent debt, lease, contract, commitment, agreement or other document or instrument or under applicable orders, laws, rules or regulations, for the consummation of the transactions contemplated hereby in the manner herein provided, shall have granted such consent or approval.

7.7 ESCROW AGREEMENT. Seller and Escrow Agent shall have executed and delivered the Escrow Agreement, a copy of which is attached as EXHIBIT B.

7.8 CLOSING OF BUYER'S ACQUISITION OF LAND. Concurrently with Closing or immediately prior thereto, Buyer shall have consummated its acquisition of the land underlying the Purchased Assets and the Dickinson Property from Robert Leonard et al.

7.9 OPTION AGREEMENT. Buyer and Seller shall enter into an Option Agreement whereby Buyer shall have the option to purchase the Dickinson Property for a period of three years for $500,000.00 (the "Option Agreement").

                                    ARTICLE 8

           CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER TO CLOSE

The obligation of Seller to close the transaction contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of the following conditions, unless waived by Seller in writing:

8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer herein contained shall be true in all material respects at the date hereof and at the Closing Date with the same effect as though made at such time.

8.2 COMPLIANCE WITH THIS AGREEMENT. Seller shall have performed or complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

8.3      INTENTIONALLY OMITTEDL.

8.4 OPINIONS OF COUNSEL FOR BUYER. Buyer shall have delivered to Seller a written opinion of its legal counsel, dated the Closing Date, in the form of EXHIBIT C hereto with only such changes as shall be in form and substance reasonably satisfactory to Seller and its counsel.

8.5 NO THREATENED OR PENDING LITIGATION. On the Closing Date, no suit, action or other proceeding, or injunction or final judgment relating thereof, shall be threatened or pending before any court or governmental or regulatory official, body or authority in which relief is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

8.6 CONSENTS AND APPROVALS. The holders of debt of Buyer, the lessors and lessees of any real or personal property or assets leased by Buyer, the parties (other than Buyer) to any contract, commitment, or agreement, to which Buyer is a party or subject, any governmental or regulatory official, body or authority or any other person that owns or has authority to grant any Franchise and any governmental, judicial or regulatory official, body or authority having jurisdiction over Seller or Buyer to the extent that their consent or approval is required or necessary under the pertinent debt, lease, contract, commitment, agreement or other document or instrument or under applicable orders, laws, rules or regulations, for the consummation of the transactions contemplated hereby in the manner herein provided, shall have granted such consent or approval.

8.7 CLOSING OF BUYER'S ACQUISITION OF LAND. Concurrently with Closing or immediately prior thereto, Buyer shall have consummated its acquisition of the land underlying the Purchased Assets and the Dickinson Property from Robert Leonard et al.

8.8 MANAGEMENT AGREEMENT. Buyer shall have entered into that certain Management Agreement with Dickinson Management Inc.

                                    ARTICLE 9

                   CLOSING, ITEMS TO BE DELIVERED, THIRD PARTY
                 CONSENTS, CHANGE IN NAME AND FURTHER ASSURANCES

9.1 Closing. The closing (the "Closing") of the sale and purchase of the Purchased Assets shall take place at 10:00 a.m., local time, on or before November 12, 2004 or on such other date as may be mutually agreed upon in writing by Buyer and Seller. The date of the Closing is sometimes herein referred to as the "Closing Date". The effective date of the transfer of the Purchased Assets shall be October 31, 2004. The Escrow Holder shall be Alliance Title Company, (affiliate of First American Title), % Brenda Barnett, 18831 Von Karman, Irvine, California, 92614, 949-724-4900, Cell: 949-795-5114.

         The Closing shall be held simultaneously with the exchange by and between Grand Dakota Partners, LLC and Robert and Sumiye Leonard et al herewith, concerning that certain exchange agreement by and among the parties which is attached hereto and made an integral part hereof. The Closing of this Agreement is contingent upon the simultaneous closing of the aforementioned exchange agreement.

9.2 Items to be delivered at Closing. At the Closing and subject to the terms and conditions herein contained:

         9.2.1  Seller  shall  execute,   acknowledge  in  form  sufficient  for
         recording and deliver to Buyer the following:

                  (i) such bills of sale with covenants of warranty, assignments, endorsements and other good and sufficient instruments and documents of conveyance and transfer, in form reasonably satisfactory to Buyer and its counsel, as shall be necessary and effective to transfer and assign to, and vest in, Buyer all of Seller's rights, title and interest in and to the Purchased Assets free and clear of all liens and encumbrances, which instruments and documents shall include, without limitation, (A) good and valid title in and to all of the Purchased Assets owned by Seller, (B) good and valid leasehold interests in and to all of the Purchased Assets leased by Seller as lessee, and (C) all of Seller's rights under all agreements, contracts, commitments, leases, plans, bids, quotations, proposals, instruments and other documents included in the Purchased Assets to which Seller is a party or by which it has rights on the Closing Date: and

                  (ii) all of the agreements, contracts, commitments, leases, plans, bids, quotations, proposals, instruments, computer programs and software, databases, whether in the form of computer tapes or otherwise, related object and source codes, manuals and guidebooks, price books, and price lists, customer and subscriber lists, supplier lists, sales records, files, correspondences, legal opinions, rulings issued by governmental entities and other documents, books, records, papers, files, office supplies and data belonging to Seller which are part of the Purchased Assets;

                  (iii) Certified resolutions of the Board of Directors of Seller approving the execution and delivery of this Agreement and each of the other Documents and authorizing the consummation of the transactions contemplated hereby and thereby;

                  (iv) Such additional information and materials as Buyer shall have reasonably requested to evidence the satisfaction of the conditions to its obligations hereunder, including without limitation, evidence that all consents and approvals required as a condition to Buyer's obligation to close hereunder have been obtained, and any other documents expressly required by this Agreement to be delivered by Seller at Closing;

                  (v) A Closing Statement describing with particularity the source and application of the funds payable at Closing and simultaneously with such delivery, all such steps will be taken as may be required to put Buyer in actual possession and operating control of the Purchased Assets; and

                  (vi) A warranty deed conveying the Real Estate Improvements and a quit claim deed conveying Seller's interest in the underlying fee interest, if any.

         9.2.2  Buyer shall deliver to Seller the following:

                  (i) the Cash Portion in an accordance  with Sections 2.2.1 and
                  2.2.3 hereof;

                  (ii) a warranty deed to the Dickinson Property in form suitable for recording;

                  (iii) Certified resolutions of the Board of Directors of Buyer approving the execution and delivery of this Agreement and each of the other Documents and authorizing the consummation of the transactions contemplated hereby and thereby;

                  (iv) Such additional information and materials as Seller shall have reasonably requested to evidence the satisfaction of the conditions to its obligations hereunder, including without limitation, evidence that all consents and approvals required as a condition to Seller's obligation to close hereunder have been obtained, and any other documents expressly required by this Agreement to be delivered by Buyer at Closing; and

                  (v) A Closing Statement describing with particularity the source and application of the funds payable at Closing and simultaneously with such delivery, all such steps will be taken as may be required to put Seller in actual possession and operating control of the Dickinson Property.

At or prior to the Closing, the parties hereto shall also deliver to each other the agreements, opinions, certificates an and other documents and instruments referred to in Article 7 and 8 to the extent such are not specifically required to be delivered pursuant to Article 9.

9.3 THIRD PARTY CONSENTS. To the extent that Seller's rights under any agreement, contract, commitment, lease, Authorization (as defined in Section 4.12) or other Purchased Asset to be assigned to Buyer hereunder may not be assigned without the consent of another person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use its best efforts to obtain any such required consent(s) as promptly as possible. To the extent that Buyer's rights under any agreement, contract, commitment, lease, Authorization (as defined in Section 4.12) may not be assigned without the consent of another person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Buyer, at its expense, shall use its best efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair a party's rights under the asset in question so that such party would not in effect acquire the benefit of all such rights, each party, to the maximum extent permitted by law, shall act after the Closing as the other party's agent in order to obtain for it the benefits there under and shall cooperate, to the maximum extent permitted by law, in any other reasonable arrangement designed to provide such benefits to appropriate party.

9.4 FURTHER ASSURANCES. Seller, from time to time after the Closing at Buyer's request, will execute, acknowledge and deliver to Buyer such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Buyer may reasonably require in order to vest more effectively in Buyer or to put Buyer more fully in possession of any of the Purchased Assets. Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

9.6 CLOSING ADJUSTMENTS. Set forth on Schedule 9.6 is a list of all Closing Adjustments which shall be added to or subtracted from the Cash Portion of the Purchase Price to be paid at Closing. Such Closing Adjustment shall include the following items:

         9.6.1 TAXES. Set for on Schedule 9.6 is a list of all taxes relating to the Purchased Assets for period after the Effective Date that have been paid or advanced by the Seller. All real estate and personal property taxes, ad valorem taxes and any other taxes that are or will become a lien upon the Purchased Assets or the Dickinson Property or an obligation of the Tenant under all Leases assumed by Buyer or Seller, shall be prorated for the year of Closing as of the Effective Date. Any delinquent taxes or assessments on the Purchased Property or the
         Dickinson Property, and all personal property taxes and other assessments and charges, shall be paid by the transferor thereof prior to or at Closing. Proration shall be made on the basis of the most recent mill levy assessment and valuation; provided however, if the levy rate or valuation increases after the Closing, each transferee reserves the right to require an equitable re-proration thereof from its transferor. The provisions of this Paragraph shall survive the Closing.

         9.6.2 EXPENSES. All expenses of operation of the leased premises of all leaseholds to be transferred to Buyer at Closing and of the Dickinson Property to be transferred to Seller, whether billed or unbilled (including rent payments, utilities and maintenance) shall be the responsibility of the owner and transferor until the day of Effective Date and shall be so prorated. Thereafter, such expenses are the responsibility of the transferee.

         9.6.3 PREPAIDS. Set forth on Schedule 9.6 is a list of all payments and premiums relating to the Purchased Assets for period after the Effective Date. The parties shall prorate the payments or premiums, relating to periods after the Effective Date, with regard to any warranties, service, management or brokerage contracts, maintenance agreements or insurance policies which each party has elected or agreed to assume. As of the date of Effective Date, Buyer and Seller shall prorate operating expenses relating to the Purchased Assets not specified above.

         9.6.4 RENTAL RECEIPTS. As of the day before the date of closing, each of the parties shall prorate rentals from tenants and other receipts, revenues and income from the property it is transferring for the month of closing and each transferee shall receive a credit for rents actually received by the transferor for the month of closing. Any prepaid rents shall be adjusted and the transferor shall receive a credit from the transferee for the amount of payment relating to any period after the Closing Date.

9.6.5 EMPLOYEE COSTS. On or before Closing, Buyer will inform Seller of any employees it intends to hire. If Buyer elects to hire any of Seller's employees as provided above, either Seller shall pay or Buyer shall receive a credit against the Cash Portion of the Purchase Price due at Closing for the value of said accrued but unpaid wages and salaries and all employee's sick leave, vacation or other employee benefits earned but not yet paid or used, whether accrued on Seller's books or not.

9.6.6 ESCROW FEES AND COSTS. Seller and Buyer shall pay the costs and expenses of the escrow agent, title insurance and related matters as set forth on Schedule 9.6.

9.7 TRANSFER OF THE ALCOHOLIC BEVERAGE BUSINESS. Upon receipt by Buyer of a valid license to sell alcoholic beverages under North Dakota law and the ordinances of Dickinson, North Dakota, but not later than the expiration date of the Management Agreement, Seller hereby agrees to transfer, convey and assign to Buyer the Alcoholic Beverage Business for additional consideration of $1.00. Seller and Buyer acknowledge and agree that such sale and transfer of the Alcoholic Beverage Business is an inherent and inseparable part of the consideration for the purchase of the Business. Until the date the Alcoholic Beverage Business is transferred to Buyer, Dickinson Management Inc. shall remain the owner of and in control of the Alcoholic Beverage Business pursuant to the terms of the Management Agreement.

                                   ARTICLE VI

                                   ARTICLE 10


6.1      INDEMNIFICATION

10.1 INDEMNITY BY SELLER. Without limitation of any other provision of this Agreement or any other rights and remedies available to Buyer at law or in equity, Seller covenants and agrees to protect, indemnify, defend and hold harmless Buyer and its business and properties (including the Business, the Purchased Assets, and any other properties transferred to the Buyer hereunder) and Buyer's affiliates, officers, directors, employees, representatives, successors and assigns from all liabilities, losses, claims, demands, damages, interest, penalties, fines, costs and expenses, whether or not arising out of third party claims (including without limitation, diminution in value and consequential damages, reasonable attorneys' and accountants' fees and expenses) actually or allegedly arising out of, in connection with or relating to (i) any act or omission, or any condition (including without limitation any environmental condition) occurring or existing, or any contract performed, on or prior to the Effective Date, in each case by or with respect to the Business or its operations or properties, and (ii) any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of Seller under this Agreement or from any misrepresentation in or omission from any certificate, schedule, statement document or instrument furnished to Buyer pursuant hereto or in connection with the negotiation, execution or performance of this Agreement, and (iii) any debts, obligations or liabilities (including contingent liabilities) incurred by Seller, excepting only those specific limited Assumed Liabilities assumed by Buyer in accordance with this Agreement; and (iv) any and all actions, suits, claims, proceedings investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including without limitation reasonable attorneys fees and expenses) incident to any of the foregoing or to the enforcement of this Section.

10.2 INDEMNITY BY BUYER. Without limitation of any other provision of this Agreement, Buyer covenants and agrees to protect, indemnify, defend and hold harmless Seller from all third party liabilities, obligations, losses, suits, claims, breaches, demands, damages, judgments, interest, penalties, fines, costs and expenses (including reasonable attorneys' and accountants' fees and expenses) actually or allegedly arising out of, or in connection with, or relating to (i) only those specific limited Assumed Liabilities expressly assumed by Buyer as of the Effective Date in accordance with this Agreement;
(ii) any act or omission occurring or arising after the Effective Date and caused by the wrongful acts or omissions of Buyer; (iii) any breach of any covenant, representation or warranty of Buyer; or (iv) any debts, obligations or liabilities incurred by Buyer.

10.3. PROCEDURE AND PAYMENT. If after the Closing Date either Seller or the Buyer or their representatives, directors or officers (the "Indemnitee") shall receive notice of any third party claim or alleged third party claim asserting the existence of any matter of the nature as to which the Indemnitee has been indemnified against under this ARTICLE 10 by the other party hereto ("Indemnitor"), Indemnitee shall promptly notify Indemnitor in writing with respect thereto. Indemnitor shall have the right to defend against any such claim provided (i) Indemnitor shall, within 10 days after the giving of such notice by Indemnitee, notify Indemnitee that it disputes such claim, give reasons therefore together with a copy of any complaint or other documents asserting such claim, and that Indemnitor will, at its own cost and expense, defend the same, and (ii) such defense is instituted and continuously maintained in good faith by Indemnitor. In such event the defense may, if necessary, be maintained in the name of Indemnitee. Indemnitee may, if it so elects, designate its own counsel and at its own cost and expense to participate with the counsel selected by Indemnitor in the conduct of such defense. Indemnitor shall not permit any lien or execution to attach to the assets of the Indemnitee as a result of such claim, and the Indemnitor shall provide such bonds or deposits as shall be necessary to prevent the same. In any event Indemnitee shall be kept fully advised as to the status of such defense. If Indemnitor shall be given notice of a claim as aforesaid and shall fail to notify Indemnitee of its election to defend such claim within the time and as prescribed herein, or after having so elected to defend such claim shall fail to institute and maintain such defense in accordance with the foregoing, or if such defense shall be unsuccessful then, in any such event, the Indemnitor shall fully satisfy and discharge the claim within twenty (20) days after notice from Indemnitee requesting Indemnitor to do so.

                                   ARTICLE 11

                                  MISCELLANEOUS

11.1     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ASSIGNMENT.

         11.1.1 The representations and warranties of Seller in this Agreement or in any certificate or document delivered prior to or on the Closing Date shall survive the Closing for a period of three (3) year subsequent to the Closing Date and shall be considered in effect thereafter for claims alleging a breach thereof as to which Seller, and have been notified in writing during such period; provided, that the representations and warranties of Seller set forth at SECTION 4.16 hereof regarding Taxes shall survive for a period not less than the statutes of limitations applicable to the matters addressed therein. In addition, the rights to indemnity provided in ARTICLE 10 shall survive the Closing of this Agreement and shall inure to the parties' respective successors and assigns. This Agreement shall not be assigned by any party without the prior written consent of the other party, provided that Seller hereby consent to the Assignment by Buyer of Buyer's benefits hereunder to the lenders of Buyer as security for borrowings, or to any affiliates of Buyer. Subject to the foregoing, this Agreement shall be for the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

         11.1.2 The representations and warranties of Buyer in this Agreement or in any certificate or document delivered prior to or on the Closing Date shall survive the Closing for a period of three (3) year subsequent to the Closing Date and shall be considered in effect thereafter for claims alleging a breach thereof as to which Buyer, and have been notified in writing during such period; provided, that the representations and warranties of Buyer set forth at SECTION 5.9 hereof regarding Taxes shall survive for a period not less than the statutes of limitations applicable to the matters addressed therein. In addition, the rights to indemnity provided in this agreement shall survive the Closing of this Agreement and shall inure to the parties' respective successors and assigns. This Agreement shall not be assigned by any party without the prior written consent of the other party, provided that Buyer hereby consent to the Assignment by Seller of Seller's benefits hereunder to the lenders of Seller as security for borrowings, or to any affiliates of Seller. Subject to the foregoing, this Agreement shall be for the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

11.2 CONSTRUCTION. This Agreement shall be construed and enforced in accordance with, and all questions concerning this construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the state of North Dakota without giving effect to provisions thereof regarding conflict of laws.

11.3 CONSENT TO JURISDICTION. Seller and Buyer hereby consent to the jurisdiction of any state or federal courts located in the State of North Dakota and irrevocably agree that all actions or proceedings arising out of or relating to this Agreement or the other related documents shall be litigated in such courts. Seller and Buyer each accept for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waive any defense of forum non convenience, and irrevocably agree to be bound by any judgment rendered thereby in connection with this Agreement.

11.4 NOTICES. All necessary notices, demands and requests required or permitted to be given hereunder shall be deemed duly given when personally delivered subject to the subsequent designation of another address, addressed as follows:

If to Buyer:

Grand Dakota Management, LLC
220 East Boulevard, Suite 200
Charlotte, NC 28203
Attention:  Stephen D. Barker
704-332-7052

With a copy to:

% Joe F. Teague, Jr.
Johnson, Allison and Hord, Attorneys at Law,
610 East Morehead Street,
Charlotte, North Carolina 28202
(704)332-1181, Fax (704) 376-1628

If to Seller:
% William Biddle
Secured Diversified Investment, Ltd.
5030 Campus Drive,
Newport Beach, California 92660

With a copy to:

Christopher A. Wilson, Esq.
5030 Campus Drive
Newport Beach, CA 92660

If to Escrow Agent:
% Brenda Barnett
Alliance Title Company,
(Affiliate of First American Title)
18831 Von Karman Avenue, Suite 380
Irvine, California 92612
(949)-724-4900, Cell: (949)-795-5114.

Such notice shall be effective  immediately upon personal delivery,  twenty-four
(24) hours after delivery through a national courier service or three (3) business days after deposit in the U.S. mail.

11.5 HEADINGS; PRONOUNS. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. Pronouns used herein shall include the other genders whether used in the masculine, feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.

11.6 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other.

11.7 BROKERS. Each party warrants to the other that it has not employed or used the services of any broker or finder in connection with the transaction contemplated by this Agreement and shall indemnify and hold the other party harmless from any loss or damage arising from any claim made by any broker or finder claiming to have acted on behalf of or at the instance of such indemnifying party.

11.8 RELIANCE. All covenants, warranties and representations made herein by any party shall be deemed to be material and relied upon by the other party, notwithstanding any investigation by or knowledge of such other party.

11.9 EXPENSES WITH RESPECT TO TRANSACTION. Each party hereto shall pay all fees, costs and expenses incurred by it in connection with this transaction.

11.10 COMPLETENESS OF AGREEMENT. This Agreement, and the Schedules hereto and the other documents referred to or provided for herein represent the entire contract among the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, and by or for any party in connection with the negotiation of the terms hereof.

11.11 AMENDMENT AND WAIVER. This Agreement may be amended, or any provision of this Agreement may be waived, provided that any such amendment or waiver will be binding only if such amendment or waiver is set forth in a writing executed by the party to be charged. The waiver of any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach. Any waiver shall be effective only if in writing and then only in accordance with its express terms.

11.12 PREAMBLE; PRELIMINARY RECITALS. The Preliminary Recitals set forth in the Preamble hereto are hereby incorporated and made a part of this Agreement.

11.13 THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement, such third parties specifically including, without limitation, any employees of Seller. Except as otherwise provided herein, this Agreement shall insure to the benefit of and be binding upon the parties hereto and their respective successors or and permitted assigns.

11.14 ASSIGNMENT. This Agreement and any rights hereunder shall not be assignable by either party hereto without the prior written consent of the Buyer. Buyer may assign this Agreement, but such assignment shall not relieve it of its duties hereunder.

11.15 GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of North Dakota, including all matters of construction, validity and performance applicable to contracts made and to be performed in such state.

11.16 AMENDMENTS AND WAIVERS. No term or provision of this Agreement may be amended, waived, discharged or terminated orally but only by an instrument in writing signed by the party against whom the enforcement of such amendment, waiver, discharge or termination is sought. Any waiver shall be effective only in accordance with its express terms and conditions.

11.17 SEVERABILITY. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law now or hereafter in effect which renders any provision hereof. Pronouns used herein shall include the other genders whether used in the masculine, feminine or neuter gender, and the singular shall include the plural whenever the plural whenever and as often as may be appropriate.

11.18 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by either party on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.19 REFERENCES. All references in this Agreement to Articles and Sections are to Articles and Sections contained in this Agreement unless a different document is expressly specified.

11.20 SCHEDULES. Unless otherwise specified herein, each Schedule referred to in this Agreement is attached hereto, and each such Schedule is hereby incorporated by reference and made a part hereof as if fully set forth herein. Any disclosure contained in any Schedule to this Agreement shall be deemed to be included in all other Schedules required by this Agreement as if specifically included therein and each party shall be deemed to have knowledge of any disclosure contained in all Schedules.


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

IN WITNESS WHEREOF, Seller, Buyer and Escrow Agent each have caused this Agreement to be duly executed, sealed and delivered in its name and on its behalf, all as of the day and year first above written.


                                [GRAPHIC OMITTED]

                                     "BUYER"

GRAND DAKOTA PARTNERS, LLC
A DELAWARE LIMITED LIABILITY COMPANY


-------------------------------------
BY:  STEPHEN D. BARKER, MANAGER



                                [GRAPHIC OMITTED]

                                    "SELLER"

SECURED DIVERSIFIED INVESTMENT, LTD.
A NEVADA CORPORATION


-------------------------------------

By: C.L. Strand
Its: President



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